                                 EXHIBIT (23)(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-5782, 333-61472 and 333-61417) and in the Registration Statements on Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759).



VITALE, CATURANO & COMPANY, Ltd.

August 26, 2004
Boston, Massachusetts


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

                                EXHIBIT (23) (ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of SofTech, Inc. on Form S-8 (File Nos. 33-5782, 333-61427 and 333-61417) and on
Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759) and in the related
Prospectuses of our report dated August 8, 2003, with respect to the fiscal 2003 consolidated financial statements of SofTech, Inc. included in this Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004.


                                                          /s/ Grant Thornton LLP

Boston, Massachusetts
August 26, 2004


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